EXHIBIT 1

                        AUDITED FINANCIAL STATEMENTS FOR
                             MERIT PLAN OF BENEFITS




                     M/A-COM, a Division of AMP Incorporated
                             MERIT Plan of Benefits
                              Financial Statements
                        As of December 31, 1997 and 1996
                         Together with Auditors' Report



M/A-COM, a Division of AMP Incorporated
MERIT Plan of Benefits

Index to Financial Statements and Supplemental Schedules
===============================================================================

Report of Independent Public Accountants

Financial Statements:

         Statement of Net Assets Available for Plan Benefits:

            December 31, 1997

            December 31, 1996

         Statement of Changes in Net Assets Available for Plan Benefits:

            Year Ended December 31, 1997

            Year Ended December 31, 1996

Notes to Financial Statements

Supplemental Schedules:

         Schedule I - Item 27(a) - Assets Held for Investment Purposes at December 31, 1997

         Schedule II - Item 27(d) - Reportable Transactions for the Year Ended December 31, 1997


                              ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Participants and Administrator of the M/A-COM, a Division of AMP Incorporated
MERIT Plan of Benefits:

We have audited the accompanying statements of net assets available for plan benefits of the M/A-COM, a Division of AMP Incorporated MERIT Plan of Benefits as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the M/A-COM, a Division of AMP Incorporated MERIT Plan of Benefits as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and the changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Philadelphia, Pa.,
May 1, 1998

M/A-COM, a Division of AMP Incorporated
MERIT Plan of Benefits

Statement of Net Assets Available for Plan Benefits
December 31, 1997

                                 Vanguard
                                Money Market                  Vanguard       Vanguard      Vanguard
                                 Reserves -     Vanguard/      Index       International     Bond       Vanguard
                                   Prime       Wellington      Trust -        Growth         Index     U.S. Growth
ASSETS                           Portfolio        Fund      500 Portfolio   Portfolio        Fund       Portfolio

Shares of registered investment
  companies, fair value       $ 31,777,319   $ 30,868,353   $ 29,200,320    $ 8,324,673   $ 5,950,200  $17,370,313

Company Stock Fund, fair value        --             --             --             --            --           --

Participant loans receivable,
fair value                            --             --             --             --            --           --

Other receivables:
  Employees' contributions         149,820        114,688        124,377         46,354        26,565       79,269
  Employer's contribution             --             --             --             --            --           --
  Loan and interest payments        94,845         56,867         49,251         21,661        11,361       32,569
                              ------------   ------------   ------------    -----------   -----------  -----------

Net Assets Available for
Benefits                      $ 32,021,984   $ 31,039,908   $ 29,373,948    $ 8,392,688   $ 5,988,126  $17,482,151
                              ============   ============   ============    ===========   ===========  ===========

Statement of Net Assets Available for Plan Benefits
December 31, 1997 - CONTINUED

                                  Vanguard
                                   Asset                      Vanguard                    Participant
                                 Allocation   Vanguard/       Explorer       Company         Loans
ASSETS                             Fund       Windsor II        Fund        Stock Fund     Receivable      Total
Shares of registered investment
  companies, fair value       $  5,709,827   $ 9,970,748    $ 2,689,371     $     --      $      --    $141,861,124


Company Stock Fund, fair value        --             --            --        19,658,839          --      19,658,839

Participant loans receivable,
fair value                            --             --            --             --        6,554,860     6,554,860

Other receivables:
  Employees' contributions          27,707        60,438         19,157           9,547          --         657,922
  Employer's contribution             --             --            --           448,023          --         448,023
  Loan and interest payments         7,764        19,918          5,624           3,176          --         303,036
                              ------------   -----------    -----------     -----------   -----------  ------------

Net Assets Available for
Benefits                      $  5,745,298   $10,051,104    $ 2,714,152     $20,119,585   $ 6,554,860  $169,483,804
                              ============   ===========    ===========     ===========   ===========  ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT

M/A-COM, a Division of AMP Incorporated
MERIT Plan of Benefits

Statement of Net Assets Available for Plan Benefits
December 31, 1996

                                 Vanguard
                                Money Market                  Vanguard       Vanguard      Vanguard
                                 Reserves -     Vanguard/      Index       International     Bond       Vanguard
                                   Prime       Wellington      Trust -        Growth         Index     U.S. Growth
ASSETS                           Portfolio        Fund      500 Portfolio   Portfolio        Fund       Portfolio

Shares of registered investment
  companies, fair value       $ 33,458,386   $ 24,503,755   $ 19,534,767    $ 8,123,218   $ 5,420,565  $12,711,704

Company Stock Fund, fair value        --             --             --             --            --           --

Participant loans receivable,
fair value                            --             --             --             --            --           --

Other receivables:
  Employees' contributions         144,825        100,361         92,047         41,332        24,673       63,650
  Employer's contribution             --             --             --             --            --           --
  Loan and interest payments        83,930         44,337         33,274         19,472         9,344       24,859
                              ------------   ------------   ------------    -----------   -----------  -----------

Net Assets Available for
Benefits                      $ 33,687,141   $ 24,648,453   $ 19,660,088    $ 8,184,022   $ 5,454,582  $12,800,213
                              ============   ============   ============    ===========   ===========  ===========

Statement of Net Assets Available for Plan Benefits
December 31, 1996 - CONTINUED


                                  Vanguard
                                   Asset                      Vanguard                    Participant
                                 Allocation   Vanguard/       Explorer       Company         Loans
ASSETS                             Fund       Windsor II        Fund        Stock Fund     Receivable      Total
Shares of registered investment
  companies, fair value       $  2,756,799   $ 5,240,208    $ 2,361,528     $     --      $      --    $114,110,930


Company Stock Fund, fair value        --             --            --        15,652,557          --      15,652,557

Participant loans receivable,
fair value                            --             --            --             --        6,244,714     6,244,714

Other receivables:
  Employees' contributions          19,905        38,327         21,572           2,962          --         549,654
  Employer's contribution             --             --            --           344,011          --         344,011
  Loan and interest payments         3,907        10,163          6,097             932          --         236,315
                              ------------   -----------    -----------     -----------   -----------  ------------

Net Assets Available for
Benefits                      $  2,780,611   $ 5,288,698    $ 2,389,197     $16,000,462   $ 6,244,714  $137,138,181
                              ============   ===========    ===========     ===========   ===========  ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT

M/A-COM, a Division of AMP Incorporated
MERIT Plan of Benefits

Statement of Changes in Net Assets Available for Plan Benefits
Year Ended December 31, 1997

                                           Vanguard
                                          Money Market               Vanguard      Vanguard      Vanguard
                                          Reserves -    Vanguard/     Index     International      Bond       Vanguard
                                             Prime      Wellington    Trust -       Growth         Index     U.S. Growth
                                           Portfolio      Fund     500 Portfolio   Portfolio       Fund       Portfolio
Additions:
   Interest and dividends               $  1,748,847 $  2,629,189  $   596,831    $  352,579     $  351,905   $   677,880
   Net appreciation
     of investments                             --      3,114,781    6,253,904         8,236        139,338     2,788,906
                                        ------------ ------------  -----------    ----------     ----------   -----------
                                           1,748,847    5,743,970    6,850,735       360,815        491,243     3,466,786
                                        ------------ ------------  -----------    ----------     ----------   -----------

   Contributions:
        Employer                                --           --           --             --             --            --
        Employee (see Note 3)              1,773,453    1,359,832    1,508,331       623,608        321,855       997,551
                                        ------------ ------------  -----------    ----------     ----------   -----------
                                           1,773,453    1,359,832    1,508,331       623,608        321,855       997,551
                                        ------------ ------------  -----------    ----------     ----------   -----------

        Total additions                    3,522,300    7,103,802    8,359,066       984,423        813,098     4,464,337
                                        ------------ ------------  -----------    ----------     ----------   -----------

Deductions:
   Benefit payments to beneficiaries
     and participants                      3,048,012    1,705,757    1,182,145       320,116        348,003       784,374
   Administrative expenses                    16,513        8,631        4,938         2,248          1,165         3,443
                                        ------------ ------------  -----------    ----------     ----------   -----------
        Total deductions                   3,064,525    1,714,388    1,187,083       322,364        349,168       787,817
                                        ------------ ------------  -----------    ----------     ----------   -----------
Net increase                                 457,775    5,389,414    7,171,983       662,059        463,930     3,676,520

Net interfund transfers                   (2,122,932)   1,002,041    2,541,877      (453,393)        69,614     1,005,418

Net assets available for benefits:
  Beginning of year                       33,687,141   24,648,453   19,660,088     8,184,022      5,454,582    12,800,213
                                        ------------ ------------  -----------    ----------     ----------   -----------
  End of year                           $ 32,021,984 $ 31,039,908  $29,373,948    $8,392,688     $5,988,126   $17,482,151
                                        ============ ============  ===========    ==========     ==========   ===========

Statement of Changes in Net Assets Available for Plan Benefits
Year Ended December 31, 1997 - CONTINUED

                                           Vanguard
                                             Asset                   Vanguard    Company      Participant
                                          Allocation  Vanguard/      Explorer     Stock         Loans
                                             Fund     Windsor II       Fund        Fund       Receivable       Total
Additions:
   Interest and dividends               $  412,963  $   900,748    $  270,863   $   424,349    $  570,390   $  8,936,544
   Net appreciation
     of investments                        480,978    1,226,718        59,587     2,164,704          --       16,237,152
                                        ----------  -----------    ----------   -----------    ----------   ------------
                                           893,941    2,127,466       330,450     2,589,053       570,390     25,173,696
                                        ----------  -----------    ----------   -----------    ----------   ------------

   Contributions:
        Employer                                --           --          --       4,403,811          --        4,403,811
        Employee  (see Note 3)             312,811      730,120       290,021     4,117,045          --       12,034,627
                                        ----------  -----------    ----------   -----------    ----------   ------------
                                           312,811      730,120       290,021     8,520,856            0      16,438,438
                                        ----------  -----------    ----------   -----------    ----------   ------------

        Total additions                  1,206,752    2,857,586       620,471    11,109,909       570,390     41,612,134
                                        ----------  -----------    ----------   -----------    ----------   ------------

Deductions:
   Benefit payments to beneficiaries
     and participants                      164,263      338,362        67,568       894,374       362,654      9,215,628
   Administrative expenses                   1,277        2,265         1,210         9,193           --          50,883
                                        ----------  -----------    ----------   -----------    ----------   ------------
        Total deductions                   165,540      340,627        68,778       903,567       362,654      9,266,511
                                        ----------  -----------    ----------   -----------    ----------   ------------
Net increase                             1,041,212    2,516,959       551,693    10,206,342       207,736     32,345,623

Net interfund transfers                  1,923,475    2,245,447      (226,738)   (6,087,219)      102,410        --

Net assets available for benefits:
  Beginning of year                      2,780,611    5,288,698     2,389,197    16,000,462     6,244,714    137,138,181
                                        ----------  -----------    ----------   -----------    ----------   ------------
  End of year                           $5,745,298  $10,051,104    $2,714,152   $20,119,585    $6,554,860   $169,483,804
                                        ==========  ===========    ==========   ===========    ==========   ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT

M/A-COM, a Division of AMP Incorporated
MERIT Plan of Benefits

Statement of Changes in Net Assets Available for Plan Benefits
Year Ended December 31, 1996


                                           Vanguard
                                          Money Market               Vanguard      Vanguard      Vanguard
                                          Reserves -    Vanguard/     Index     International      Bond       Vanguard
                                             Prime      Wellington    Trust -       Growth         Index     U.S. Growth
                                           Portfolio      Fund     500 Portfolio   Portfolio       Fund       Portfolio


Additions:
   Interest and dividends               $  1,731,762 $  1,946,958  $   431,304    $  347,472     $  366,005   $   931,112
   Net appreciation  (depreciation)
     of investments                             --      1,610,593    3,282,249       737,512       (153,792)    1,629,396
                                        ------------ ------------  -----------    ----------     ----------   -----------
                                           1,731,762    3,557,551    3,713,553     1,084,984        212,213     2,560,508
                                        ------------ ------------  -----------    ----------     ----------   -----------

   Contributions:
        Employer                                --           --           --             --             --            --
        Employee                           1,983,319    1,256,039    1,151,878       541,920        337,721       763,849
                                        ------------ ------------  -----------    ----------     ----------   -----------
                                           1,983,319    1,256,039    1,151,878       541,920        337,721       763,849
                                        ------------ ------------  -----------    ----------     ----------   -----------

        Total additions                    3,715,081    4,813,590    4,865,431     1,626,904        549,934     3,324,357
                                        ------------ ------------  -----------    ----------     ----------   -----------

Deductions:
   Benefit payments to beneficiaries
     and participants                      3,067,107    2,618,388    1,846,321       799,960        582,099       966,616
   Administrative expenses                    17,058        6,403        3,976         3,519          1,349         2,984
                                        ------------ ------------  -----------    ----------     ----------   -----------
        Total deductions                   3,084,165    2,624,791    1,850,297       803,479        583,448       969,600
                                        ------------ ------------  -----------    ----------     ----------   -----------
Net increase (decrease)                      630,916    2,188,799    3,015,134       823,425        (33,514)    2,354,757

Net interfund transfers                   (1,524,589)    (808,229)     507,126      (158,029)       (83,090)      560,161

Net assets available for benefits:
  Beginning of year                       34,580,814   23,267,883   16,137,828     7,518,626      5,571,186     9,885,295
                                        ------------ ------------  -----------    ----------     ----------   -----------
  End of year                           $ 33,687,141 $ 24,648,453  $19,660,088    $8,184,022     $5,454,582   $12,800,213
                                        ============ ============  ===========    ==========     ==========   ===========



Statement of Changes in Net Assets Available for Plan Benefits
Year Ended December 31, 1996 - CONTINUED

                                           Vanguard
                                             Asset                   Vanguard    Company      Participant
                                          Allocation  Vanguard/      Explorer     Stock         Loans
                                             Fund     Windsor II       Fund        Fund       Receivable       Total

Additions:
   Interest and dividends               $  247,564   $  368,352    $  126,110   $   337,198    $  478,876   $  7,312,713
   Net appreciation  (depreciation)
     of investments                        126,848      541,692        91,611       (15,162)         --        7,850,947
                                        ----------   ----------    ----------   -----------    ----------   ------------
                                           374,412      910,044       217,721       322,036       478,876     15,163,660
                                        ----------   ----------    ----------   -----------    ----------   ------------

   Contributions:
        Employer                                --           --          --       3,991,065          --        3,991,065
        Employee                           232,799      406,644       245,487        22,023          --        6,941,679
                                        ----------   ----------    ----------   -----------    ----------   ------------
                                           232,799      406,644       245,487     4,013,088          --       10,932,744
                                        ----------   ----------    ----------   -----------    ----------   ------------

        Total additions                    607,211    1,316,688       463,208     4,335,124       478,876     26,096,404
                                        ----------   ----------    ----------   -----------    ----------   ------------

Deductions:
   Benefit payments to beneficiaries
     and participants                      338,346      413,564       105,123       907,093       366,357     12,010,974
   Administrative expenses                     711        1,236           957         8,844           780         47,817
                                        ----------   ----------    ----------   -----------    ----------   ------------
        Total deductions                   339,057      414,800       106,080       915,937       367,137     12,058,791
                                        ----------   ----------    ----------   -----------    ----------   ------------
Net increase (decrease)                    268,154      901,888       357,128     3,419,187       111,739     14,037,613

Net interfund transfers                    (56,571)   1,477,345       394,440      (975,043)      666,479        --

Net assets available for benefits:
  Beginning of year                      2,569,028    2,909,465     1,637,629    13,556,318     5,466,496    123,100,568
                                        ----------   ----------    ----------   -----------    ----------   ------------
  End of year                           $2,780,611   $5,288,698    $2,389,197   $16,000,462    $6,244,714   $137,138,181
                                        ==========   ==========    ==========   ===========    ==========   ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

M/A-COM, a Division of AMP Incorporated
MERIT Plan of Benefits
Notes to Financial Statements

1.   Description of the Plan

     The following is a general description of the MERIT Plan of Benefits (the
     Plan) established by M/A-COM, Inc. effective October 1, 1990 and most recently amended and restated effective as of January 1, 1997. Refer to the Plan document for more information.

     Effective October 1, 1997, M/A-COM, Inc. merged with and into AMP Incorporated (hereinafter referred to as the "Company"), pursuant to which merger AMP Incorporated became the employer and plan sponsor under the Plan.

     Vanguard Fiduciary Trust Company (Trustee) is the trustee and recordkeeper of the Plan.

     The Plan is a defined contribution retirement benefit plan subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended, and administered by a Benefits Committee (the Committee) appointed by the Chief Executive Officer of M/A-COM, a Division of the Company. The Plan is designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Internal Revenue Code of 1986 (the Code), and to contain a cash or deferred arrangement intended to qualify under
     Section 401(k) of the Code. The Plan covers all eligible employees of the M/A-COM Division of the Company who meet certain requirements as to length of service.


2.   Summary of Significant Accounting Policies

     BASIS OF ACCOUNTING
     The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting.

     INVESTMENTS
     Participants may select from nine Vanguard investment options as well as the Company Stock Fund. The investment options available are the Vanguard Money Market Reserves - Prime Portfolio (pooled money market fund), Vanguard Bond Index Fund (income fund), Vanguard/Wellington Fund (balanced fund), Vanguard Index Trust - 500 Portfolio (growth and income fund), Vanguard U.S. Growth Portfolio (growth fund), Vanguard International Growth Portfolio (growth fund), Vanguard/Windsor II (growth and income fund), Vanguard Explorer Fund (small company growth) and Vanguard Asset Allocation Fund (balanced fund). The investments are stated at fair value determined by quoted market prices which represent the net asset value of shares held by the Plan at year-end, as reported by the Trustee.

     The Company Stock Fund was established for the purpose of allowing Company matching contributions to be made in the form of AMP common stock. Effective July 1, 1996, the Plan was amended to include the Company Stock Fund as an investment option for participant contributions. At any time, this fund may consist of shares of AMP common stock, a receivable/payable amount for transactions in process and a small balance in a money market fund to meet current cash requirements. The value of the fund is expressed in terms of a unit value which fluctuates with the value of AMP common stock in the fund. The value of this fund is based on the unit closing price at the Plan year end, as reported by the Trustee.

     The fair value of participant loans receivable is unpaid principal balances plus accrued interest at the Plan year end, as reported by the Trustee. Purchases and sales of securities are recorded on the trade date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net appreciation (depreciation) of investments include realized and unrealized gains and losses on investment transactions.

     ACCOUNTING ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingencies, and the reported amounts of changes in net assets. Actual results could differ from these estimates.

     ADMINISTRATIVE EXPENSES
     All expenses incurred in the administration of the Plan, other than legal and certain other expenses which are paid by the Company, are charged to and paid by the Plan.

     PAYMENT OF BENEFITS
     Refer to Plan Document for the various methods of benefit payments.

     Benefits are recorded when paid.

3.   Contribution Policy

     GENERAL
     Benefits provided to participants under the Plan are based upon the level of their Plan contributions and their investment selections. Non-highly compensated Plan participants, as defined in Section 414 of the Code, may contribute between 2% and 14% of their annual before-tax compensation to the Plan subject to Internal Revenue Service (IRS) limitations. Highly compensated participants, as defined in Section 414 of the Code, may contribute between 2% and 6% of their annual before-tax compensation to the Plan provided, however, that the Company reserves the right to increase or decrease the maximum percentage within the range of 6% and 14% applicable to such highly compensated employees from time to time during, and for the remainder of, the Plan year subject to IRS limitations.

     The Company makes matching contributions of 50% of participants' contributions for participants with six months but less than five years of service, 66 2/3% for five but less than ten years of service and 100% for ten or more years of service, but only to the extent deductible for federal income tax purposes and disregarding any contributions in excess of 6% of a participant's annual before-tax compensation. Prior to 1997, participants were assigned the applicable matching percentage on the first day of the calendar year following their attainment of the appropriate number of years of service. Effective July 1, 1997, the M/A-COM Benefits Committee voted to amend the Plan to change the assignment of the increased match to the first day of the calendar quarter following the participant's attainment of the appropriate number of years of service. In order to maintain the Plan's tax qualified status, the Plan Administrator retains the right, if necessary, to reduce the contributions made on behalf of certain participants.

     Contributions are recorded in the period in which payroll deductions are made. Employee contributions for 1997 included $4,028,086 of rollover contributions from the M/A-COM Inc. Employee Stock Ownership Plan. This plan was terminated December 31, 1996.

     VESTING
     Contributions made by participants are fully vested at all times.
     Company matching contributions are vested based on a participant's years of credited service. Prior to 1997, a year of service was defined by the Plan document as a year in whch the participant worked 1,000 hours or more. Effective July 1, 1997, the M/A-COM Benefits Committee voted to amend the Plan to define a year of service using the "Elapsed Time Method," where a year is determined by the actual period of time worked. The vesting schedule for Company contributions is as follows:

           Years of credited service             Percent vested

                Less than 2                             0%
                          2                            25%
                          3                            50%
                          4                            75%
                          5 or more                   100%

     Forfeitures may be utilized to reduce the Company's matching contributions. Forfeitures being held at December 31, 1997 and December 31, 1996 were $66,600 and $90,200, respectively. The Company used $90,200 and $72,800 to reduce matching contributions for the year ended December 31, 1997 and December 31, 1996, respectively.

     Although the Company has no intention to do so, it reserves the right to terminate the Plan at any time. Upon Plan termination, participants become 100% vested in their account balances.

4.   Participant Loan Program

     Active Plan participants may borrow on their vested account balances. The loan feature of the Plan includes the following provisions:

          Minimum Loan:            $500

          Maximum Loan:            Lesser of: 50% of the
                                   participant's vested account
                                   balance at the time of the
                                   loan or $50,000 reduced by the
                                   highest outstanding balance of
                                   any loans to the participant
                                   during the preceding 12
                                   months.

          Term of Loan:            Five year maximum term; early
                                   repayment without penalty is
                                   allowed.

          Interest:                Reasonable rate of interest in
                                   accordance with standards
                                   established by the Committee.

     Loans specifically attributed to the Plan at December 31, 1997 and December 31, 1996 were $6,554,860 and $6,244,714, respectively. Interest rates range from 7.0% to 10.0% for loans outstanding at December 31, 1997 and December 31, 1996, respectively.

5.   Tax Status

     The Internal Revenue Service has determined and informed the Company by a letter dated September 20, 1995, that the Plan is qualified under the appropriate sections of the Code and the Plan as amended effective January 1, 1992 is in compliance with amendments required by the Tax Reform Act of 1986. The Plan has been amended since receiving the determination letter. The Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, they believe that the Plan continues to be qualified and the related trust was tax-exempt as of the financial statement date. Accordingly, there is no provision for income taxes in the accompanying financial statements.

6.   Investments

     All Plan investments are held by Vanguard Fiduciary Trust Company and consist of shares of various Vanguard mutual funds, Company stock, and participant notes receivables. The following is a list of assets which exceed 5% of net assets at December 31, 1997 and 1996.

                                  December 31,   December 31,
                                      1997           1996
                                  ------------   ------------
Vanguard Fiduciary Trust Company:

Vanguard Money Market Reserves -
  Prime Portfolio                  $31,777,319   $33,458,386
Vanguard/Wellington Fund            30,868,353    24,503,755
Vanguard Index Trust -
   500 Portfolio                    29,200,320    19,534,767
Vanguard International
   Growth Portfolio                  8,324,673     8,123,218
Vanguard U.S. Growth Portfolio      17,370,313    12,711,704
Company Stock Fund                  19,658,839    15,652,557
Vanguard/Windsor II Fund             9,970,748     5,240,208


M/A-COM, a Division of AMP Incorporated                           Supplemental
MERIT Plan of Benefits                                            Schedule I

Item 27(a) - Assets Held for Investment Purposes              EIN: 23-0332575
at December 31, 1997                                          PIN: 010



                                      Shares/Units                 Current
                                   of Participation    Cost         Value
Vanguard Fiduciary Trust Company:

* Vanguard Money Market Reserves -
      Prime Portfolio               31,777,319     $31,777,319   $31,777,319
* Vanguard/Wellington Fund           1,048,161      23,296,941    30,868,353
* Vanguard Index Trust -
      500 Portfolio                    324,196      17,004,779    29,200,320
* Vanguard International
      Growth Portfolio                 507,912       6,954,203     8,324,673
* Vanguard Bond Index Fund             589,713       5,756,131     5,950,200
* Vanguard U.S. Growth
      Portfolio                        605,237      11,695,439    17,370,313
* Vanguard Asset Allocation
      Fund                             271,251       5,083,327     5,709,827
* Vanguard/Windsor II                  348,384       8,264,810     9,970,748
* Vanguard Explorer Fund                48,632       2,584,200     2,689,371
  Company Stock Fund                 1,119,524      16,395,345    19,658,839

  Participant loans receivable
  maturing within six months to
  five years with interest rates
  ranging from 7.0% to 10.0%               904       6,554,860     6,554,860
                                                  ------------  ------------
                                                  $135,367,354  $168,074,823
                                                  ============  ============
* Represents a party in interest.

M/A-COM, a Division of AMP Incorporated                                                                     Supplemental
MERIT Plan of Benefits                                                                                      Schedule II

Item 27(d) - Reportable Transactions                                                                        EIN:  23-0332575
for the Year Ended December 31, 1997                                                                        PIN:  010

                                                                                                            Current
                                                                                                            Value on
     Party in             Description               No. of    Purchase     No. of    Selling     Cost of    Transaction   Net Gain
     Interest              of Assets               Purchases   Price       Sales      Price       Asset        Date

Vanguard Fiduciary   Vanguard Money Market
  Trust Company        Reserves - Prime Portfolio     248     $16,088,867    245  $17,769,934  $17,769,934  $17,769,934 $    --

Vanguard Fiduciary   Company Stock Fund               141      14,201,000    237   12,359,422   10,409,218   12,359,422  1,950,204
  Trust Company

Vanguard Fiduciary   Vanguard/Wellington Fund         188       7,674,712    211    4,424,894    3,508,530    4,424,894    916,364
  Trust Company

Vanguard Fiduciary   Vanguard Index Trust-500         208       7,647,401    205    4,235,754    3,211,491    4,235,754  1,024,263
  Trust Company        Portfolio

Vanguard Fiduciary   Vanguard International           170       4,684,045    188    4,490,826    4,032,305    4,490,826    458,521
  Trust Company       Growth Portfolio

Vanguard Fiduciary   Vanguard U. S. Growth            193       6,086,196    196    4,216,492    3,545,162    4,216,492    671,330
  Trust Company             Portfolio

Vanguard Fiduciary   Vanguard Windsor II              200       5,255,466    153    1,751,643    1,526,377    1,751,643    225,266
  Trust Company

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